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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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The following advertisement appeared in the Miami Herald on February 13, 1998 and may appear in additional publications:

To All Policyholders Of American Bankers Insurance Group, Inc.:
---------------------------------------------------------------

Would You Rather Have AIG Or Cendant
Standing Behind Your Insurance Company?

American International Group, Inc. (AIG) and American Bankers Insurance Group, Inc. have entered into a definitive merger agreement. Cendant Corporation is trying to acquire American Bankers for itself. American Bankers' policyholders should study the graphs and charts below and consider who they would prefer standing behind their company in times of need: AIG, among the largest insurance and financial services organizations in the world, or Cedant, a lodging, marketing, car rental and franchising company that has existed in its present form for less than two months.

                     When It Comes To Financial Strength
                       There Is No Comparison...(a)(b)

Graphs and Charts:

1)  Total Assets                        2)  Intangible Assets As
                                            A Percentage of Total Assets

    AIG              Cendant                AIG            Cendant
$159 Billion       $15 Billion              4.4%            31.2%


3)  Total Common Shareholders           4)  Tangible Common Shareholders
    Equity                                  Equity

    AIG              Cendant                AIG                Cendant
$23,867 Million   $4,609 Million        $16,867 Million    Negative $76 Million


5)  1997 Income                                       ($ Millions)
                                                 AIG               Cendant
     Income Before Restructuring Charges        $3,332               $872
     Restructuring Charge, Net of Tax                0                817(c)

     Net Income                                 $3,332                $55


6)

                         Total 1997 Property-Casualty
                         Claims Paid & Life, Accident
                           and Health Benefits Paid
                                 ($ Millions)

                          AIG                Cendant

                        $12,600                $0

Cendant says what we said about them is "distorted, far-fetched and outrageous."
            But they are facts from Cendant's own public filings.


Cendant Chairman Walter Forbes recently said, "Anybody can provide insurance."
                              (d)  We disagree.

                             The choice is clear:
          AIG. The Reliable Insurance Partner For American Bankers.

       [AIG LOGO]    WORLD LEADERS IN INSURANCE AND FINANCIAL SERVICES
American International Group, Inc., Dept A. 70 Pine Street New York, NY 10270


(a)Cendant Corporation's financial information is as of September 30, 1997 and was derived from Cendant's Form 8-K dated January 29, 1998, except for income before restructuring charges, restructuring charge net of tax and net income which are for the year ended December 31, 1997 and were derived from Cendant's Fourth Quarter Earnings Release dated February 4, 1998.

(b)American International Group, Inc.'s information is as of September 30, 1997, except for net income which is for the year ended December 31, 1997.

(c)Includes two "one-time" charges related to the merger of CUC and HFS and the merger of HFS and PHH Corporation, net of taxes.

(d)Barbara DeLollis, "Cendant turns up heat in pursuit of insurer." Miami Herald, February 4, 1998. Permission to use article was neither sought nor obtained.